Exhibit 99.1

The ADT Corporation 1501 Yamato Road Boca Raton, FL 33431 +1 561.988.3600 www.adt.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

Media Relations	Investor Relations
Sarah Cohn tel: +1 561.322.7029 scohn@adt.com	Lawrence DeMarco tel: +1 561.988.7423 ldemarco@adt.com

THE ADT CORPORATION PRICES PRIVATE OFFERING OF SENIOR NOTES

Boca Raton, Fla., September 24, 2013 – The ADT Corporation (NYSE: ADT) announced the pricing of its offering of $1,000,000,000 of 6.250 percent senior unsecured notes due 2021. ADT intends to use the net proceeds from the offering primarily to repay $150 million in borrowings under its revolving credit facility, repurchase outstanding shares of its common stock and for other general corporate purposes, including acquisitions. The offering is expected to close on or about October 1, 2013, subject to the satisfaction of various customary closing conditions.

The notes will be offered and sold to qualified institutional buyers in the U.S. pursuant to Rule 144A and outside the U.S. pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, among others, the use of the net proceeds from the offering and ADT’s expectations regarding the closing of the offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “believes,” and words and terms of similar substance are intended to identify forward-looking statements. The forward-looking statements in this press release are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Various factors could adversely affect ADT’s operations, business or financial results in the future and cause actual results to differ materially from those contained in the forward-looking statements. ADT’s actual results could differ materially from management’s expectations because of such factors, including: competition in the markets ADT serves, including new entrants in these markets; ADT’s ability to develop or acquire new technology; failure to maintain the security of ADT’s information and technology networks; allegations that ADT has infringed the intellectual property rights of third parties; unauthorized use of ADT’s brand name; risks associated with ownership of the ADT® brand name outside of the United States and Canada by Tyco International Ltd., ADT’s former parent (“Tyco”); failure to enforce ADT’s intellectual property rights; ADT’s dependence on certain software technology that ADT licenses from third parties; failure or interruption in products or services of third-party providers; ADT’s greater exposure to liability for employee acts or omissions or system failures; an increase in the rate of customer attrition; downturns in the housing market and consumer discretionary income; risks associated with ADT’s non-compete and non-solicit arrangements with Tyco; entry of potential competitors upon the expiration of non-competition agreements; shifts in consumers’

choice of, or telecommunication providers’ support for, telecommunication services and equipment; interruption to ADT’s monitoring facilities; interference with ADT’s customers’ access to some of ADT’s products and services through the Internet by broadband service providers; potential impairment of ADT’s deferred tax assets; changes in U.S. and non-U.S. governmental laws and regulations; potential impact of increase in government regulation of telemarketing, email marketing and other marketing upon the costs, operation and growth of ADT’s business; risks associated with acquiring and integrating customer accounts; potential loss of authorized dealers and affinity marketing relationships; failure to realize expected benefits from acquisitions; risks associated with pursuing business opportunities that diverge from ADT’s current business model; potential liabilities for obligations of The Brink’s Company under the Coal Act; potential liabilities for legacy obligations relating to the separation from Tyco; capital market conditions, including availability of funding sources; risks related to ADT’s increased indebtedness; changes in ADT’s credit ratings; failure to fully realize expected benefits from the separation from Tyco; and difficulty in operating as an independent public company separate from Tyco. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in ADT’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012 and in subsequent filings with the U.S. Securities and Exchange Commission. ADT undertakes no obligation to publicly update or review any forward-looking statement made by ADT or on ADT’s behalf, whether as a result of new information, future developments, subsequent events or circumstances or otherwise.

About ADT

The ADT Corporation (NYSE: ADT) is a leading provider of electronic security, interactive home and business automation and monitoring services for residences and small businesses in the United States and Canada. ADT’s broad and pioneering set of products and services, including ADT Pulse interactive home and business solutions, and home health services, meet a range of customer needs for today’s active and increasingly mobile lifestyles. Headquartered in Boca Raton, Florida, ADT helps provide peace of mind to more than six million customers, and it employs approximately 17,000 people at 200 locations. More information is available at www.adt.com.